UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2013

Saba Software, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34372	94-3267638
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2400 Bridge Parkway, Redwood Shores, California	94065-1166
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (650) 581-2500

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 4, 2013, Saba Software, Inc. (the “Company”) announced that it was unable to file its delayed SEC filings prior to the April 4, 2013 deadline required for continued listing on The NASDAQ Global Select Market. As expected, the Company received a notification letter from NASDAQ on April 5, 2013 indicating that the NASDAQ Listing Qualifications Hearings Panel had determined to delist the shares of the Company from The NASDAQ Stock Market and, accordingly, would suspend trading in the Company’s shares effective at the open of business on Tuesday, April 9, 2013.

Following the suspension of trading of the Company’s common stock on NASDAQ, the Company’s common shares began trading on the OTC Markets – OTC Pink Tier under the trading symbol SABA. For quotes or additional information on OTC Markets and the OTC Pink Tier, you may visit www.otcmarkets.com.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 4, 2013, the board of directors of the Company approved an amendment to the Company’s bylaws to decrease the size of the board of directors from nine to eight members effective as of such date. A copy of the Company’s bylaws, as amended, is attached hereto as Exhibit 3.1.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Saba Software, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Saba Software, Inc. (Registrant)

Date: April 9, 2013	/s/ Peter E. Williams III
(Signature)
Peter E. Williams III
Executive Vice President and Secretary